DISTRIBUTOR AGREEMENT

         THIS AGREEMENT, made this twentieth day of August, 1998 by and between ACCIDENT PREVENTION PLUS, LLC whose primary address is 145 Oser Avenue, Suite 100, Hauppauge, New York, 11788, United States of America, (hereinafter referred to as "Supplier") and American Overseas Corporation, whose primary address is Kronbfrgerstrasse 8A, Steinbach/Taunus, Germany, D-61449, (hereinafter referred to as `Distributor").

         THE DISTRIBUTOR, upon the signing of this contract, agrees to pay US$5 million to Supplier for the consideration of "non-exclusive" world wide Distribution rights. This payment will commence as of the above Agreement date and will be completed within thirty six months. A minimum of US$2 million must be paid within the first year.

         WITNESSETH: That in consideration of mutual covenants and agreements to be kept and performed on the part of said parties hereto, respectively as herein stated, the said parties mutually agree as follows:

1.   Products and Territory

a) Supplier hereby appoints Distributor on a non-exclusive basis as its authorized distributor for the sale of on board recording devices defined specifically in Appendix A, (the "Products") and the Distributor accepts that appointment during the term of this Agreement.

b) Supplier reserves the right, in its sole and absolute discretion, at any time upon thirty (30) days prior written notice to Distributor, to expand or reduce in any manner the products and Territory which are covered by this Agreement.

2.    Partial Obligations of the Distributor

a) Distributor agrees to use its best efforts and devote such time and expend such funds as may be reasonably be necessary lawfully sell, promote and expand the Products throughout the Territory.

b) All quotations made by the Distributor shall be made within parameters of the Supplier's suggested retail price guidelines.

c) Distributor will provide copies of correspondence to customers or potential customers if and when requested.

3.   Prices Purchases Delivery and Payment

a) Supplier will sell its products to Distributor at its then current cost plus 5% with an F.O.B. delivery point. The prices for Products are set forth in
Appendix A (the "Products"). Supplier reserves the right, in its sole discretion, to change prices applicable to the Products. Supplier shall give written notice to Distributor of any price change at least thirty (30) days prior to the effective date thereof The price in effect as of the date of Distributor's receipt of notice of such price change shall remain applicable to all orders received by Supplier prior to the effective date.

b) Supplier shall supply to Distributor sufficient Products to enable Distributor to meet the full demand for Products in the Territory. All orders for Products transmitted by Distributor to Supplier shall be deemed to be accepted by Supplier at the time such orders are received by Supplier to the extent that they are in compliance with the terms of this Agreement. Supplier shall perform in accordance will all orders accepted.

c) All Products purchased by Distributor shall be purchased solely for commercial resale or lease, excepting those Products reasonably required by Distributor for advertising and demonstration purposes.

d) Each order for Products issued by Distributor to Supplier under this Agreement shall identity that it is an order and shall further set forth the delivery date or dates and the description and quantity of Product 5 which are to be delivered on each of such dates. An order for Products shall not provide a delivery date less than thirty (30) days after the date the order is delivered to Supplier.

e) All requests for cancellation of orders by Distributor shall be in writing. Cancellation is subject to supplier review and acceptance.

f)  Supplier  shall,  at its  expense,  pack all  Products  in  accordance  with
Supplier's standard packing procedure, which shall be suitable to permit shipment of the Products to the Territory. However, if the Distributor requests a modification of those procedures, Supplier shall make the requested modification. Distributor shall then bear any reasonable expenses incurred by Supplier in complying with such modified procedures which are in excess of the expenses which Supplier would have incurred in following its standard procedures.

g) All deliveries of Products sold by Supplier to Distributor pursuant to this Agreement shall be made F.O.B. the Shipping Point, and title to and risk of loss of Products shall pass from Supplier to Distributor at the Shipping Point. Distributor shall be responsible for arranging all transportation of Products, but if requested by Distributor, Supplier shall assist in making such arrangements. Distributor shall also procure insurance for the transportation of the Products, and such insurance shall be of a kind and on terms current at the port of shipment. Distributor shall pay all charges, including customs duty and sales tax, incurred with respect to the Products following their delivery to the carrier or forwarder.

h) Promptly upon the receipt of a shipment of Products, Distributor shall examine the shipment to determine whether any item or items included in the shipment are in short supply, defective, or damaged. Within seven (7) days of receipt of the shipment, Distributor shall notify Supplier in writing of any shortages, defects, or damage which Distributor claims existed at the time of delivery. With fourteen (14) days after the receipt of such notice, Supplier will investigate the claim of shortages, defects or damage, inform Distributor of its findings, and deliver to Distributor Products to replace any which Supplier determines, in its sole discretion, were in short supply, defective or damaged at the time of delivery. Unless notice is given as provided in this section, Distributor shall be deemed to have accepted such products and to have waived all claims for shortages, defects or damages.

i) Upon shipment and acceptance of Products, Supplier will submit to Distributor Supplier's invoice for those Products. Distributor shall pay each such proper invoice within thirty (30) days of invoice date. Unless otherwise specifically provided herein, all such payments from all International Distributors will be made in United States Dollars via wire transfer to a bank account specified in writing by Supplier to Distributor.

j) Distributor shall be responsible for any extension of credit to its customers and collections of such accounts shall be the sole responsibility of the Distributor. All shipping costs, duties and other charges relating to the transport or transfer of the Products to the Distributor or to its customer shall be the responsibility of the Distributor.

k) Supplier shall not be liable for any delay or failure to perform hereunder due to floods, riots, strikes, freight embargoes, acts of God, acts of war or hostilities of any nature, laws or regulations of any government (whether foreign or domestic, federal, state, county or municipal) or any other similar cause beyond reasonable control.

4.   Export Controls Requirements

a) Supplier's obligations to sell and deliver Products shall be subject to such United States laws and regulations as shall, from time to time, govern the sale and delivery of goods for export from the United States.

5.   Warranties

a) Supplier warrants that all new Products sold or furnished pursuant to this Agreement by Supplier to Distributor will be free under normal use and service from any defects in workmanship or materials, provided that any allegedly defective Product has not been altered, misused, neglected or damaged through causes unconnected with its manufacture. Supplier further warrants that each Product sold to Distributor shall conform to all of the Specifications and shall perform in the manner for which it was designed. The warranty described shall terminate as to each Product upon the expiration of twelve (12) months from the date of receipt of product by the Distributor.

b) The Products shall be warranted by Supplier as set forth above and the Distributor shall pass this warranty through to its customers. Supplier makes no other warranty of any kind and any warranty of suitability for any particular purpose is specifically disclaimed. Under no circumstances shall Supplier be responsible for consequential damages. Distributor shall be responsible for informing the customer of all disclaimers and limitations of liability by Supplier.

6.   Relationship of the Parties

a)  Distributor   shall  be  considered  as  an  independent   contractor.   The
relationship shall not be construed to be that of employer and employee, nor to constitute a partnership, joint venture or agency of any kind.

b) Distributor represents that it has the personnel, facilities and skill required to act as Distributor for the Products and agrees to maintain the appropriate sales offices.

c) Distributor agrees to pay all of its incurred expenses including but without limitation all travel, lodging and entertainment. Supplier shall not reimburse Distributor for any of those expenses.

d) Distributor shall have no right to enter into any contracts or commitments in the name of; or on behalf of; Supplier, or to bind Supplier in any respect whatsoever.

e) Distributor will conduct all of its business under its own name, except as otherwise provided herein or authorized in writing by Supplier, in such manner as it sees fit.

f) In addition, Distributor shall not obligate or purport to obligate Supplier by issuing or making any warranties or guarantees with respect to the Products to any third party, other than the warranty described above in Section 4 ("Warranties").

g) Supplier shall be solely responsible for the design, development, supply, production and performance capabilities of the Products. The Distributor shall assist Supplier in the promotion and preservation of its trademarks and shall not remove or alter any trademark in literature or on the supplied Products.

h) Distributor shall have the right to appoint or otherwise designate suitable and desirable salespeople, employees, agents, and representatives (herein collectively referred to as `Distributor's Representatives"). Distributor shall be solely responsible for Distributor's Representatives and their acts.

7.   Reporting

a) Distributor shall provide Supplier with territorial written semi-annual reports that shall include business trends, market forecasts and other reports that might be requested by the Supplier from time to time free of charge.

b) Distributor agrees to furnish Supplier by the 1st of every other month reports of calls on or to customers and to prospective customers on behalf of Supplier together with its best forecast of expected orders and inventory levels by Product including the names of the associated customers for the period.

8.   Distributor Sales

a) Distributor shall, at its expense, engage and maintain a sales organization in the Territory, staffed with such experienced personnel as are necessary to enable distributor to perform its obligations under this Agreement.

b) As promptly as practicable after execution of this Agreement, Supplier shall submit to Distributor information, materials, and other technical documents necessary to enable Distributor to perform its obligations under this Agreement.

c) Prior to making any returns, the Distributor must request a Return Authorization (RA) number from Supplier.

9 Sales Promotion and Field Assistance

a) Distributor shall be entitled, during the term of this distributorship created by this Agreement and any extension thereof; to advertise as an authorized Distributor of the Products.

b) Distributor shall use the Trademarks in all advertisements and other activities conducted by Distributor to promote the sale of the Products.

c) Distributor shall not use any such advertisements or promotional materials, which shall include any price lists, without having received prior written consent of Supplier to do so.

d) Supplier agrees to make available to Distributor any specifications, test results, graphics or existing mechanical free of charge to be used in Distributor's development of sales presentations.

e) Design and production costs of all customized sales promotion materials will be paid for by the Distributor.

f) Supplier, if necessary, will act as a consultant in sourcing of these materials free of charge.

g) Supplier will offer all existing promotional materials to Distributor at 5% above cost.

h) Supplier will be available to provide any on site assistance as Distributor deems necessary. Terms and conditions are to be mutually agreed upon.

10.   New Products

a) Distributor may request from Supplier distribution rights for a new product to be marketed in the Territory. Supplier shall grant such distribution rights to the Distributor provided that the Distributor is not already supplying a competitive product. If this should be the case, Distributor has the right to decide to terminate relationship with competitor. Should Distributor fail to accept such Product, Supplier may then offer the product to another party for distribution in the Territory.

11.   Confidential Information

a) Written Technical data, drawings, plans and engineering in technical instructions pertaining to the Products are recognized by Distributor to be secret and confidential and to be the property of Supplier. Those items shall at all times and for all purposes be held by Distributor in a confidential capacity and shall not, without the prior written consent of Supplier be disclosed by Distributor to any person, firm or corporation, excepting those salaried employees of Distributor who are required to utilize such items in connection with the sale of Products during the term of the distributorship created by this Agreement. Those items shall also not be disclosed to any person, firm or corporation, or copied or used by Distributor, its employees or agents at any time following the expiration or termination of the distributorship created by this Agreement.

b) Supplier may require as a condition to any disclosure by Distributor pursuant to this confidentiality that any salaried employee to whom disclosure is to be made sign a proprietary information agreement form, enforceable by Supplier, containing terms satisfactory to Supplier.

12.   Supplier's Marketing Office in Territory

a) Supplier may from time to time maintain a marketing or sales office at one or more locations in the Territory.

b) Personnel associated with such office or offices shall be authorized to and be entitled to exercise all rights of Supplier under this Agreement. Such personnel shall be entitled to all information with respect to all matters relevant to Distributor's performance under the Agreement, and Distributor shall at all times cooperate with such personnel with respect to all such matters.

13.   Indemnification

a) Distributor shall indemnity, protect and save Supplier, affiliates and all officers, directors, employees and agents thereof (hereinafter referred to as "Indemnities") harmless from all claims, demands, suits or actions (including attorneys' fees incurred in connection therewith) which may be asserted against Distributor for any kind of damages, including but without limitation, damage or injury to property or persons, and incidental, special and consequential damages, which may be sustained by any third party or any Indemnities occurring out of; or incident to, the conduct of Distributor's operations under this Agreement, including but without limitation any independent representations of Distributor,

14.   Term and Termination

a) The term of this Agreement shall commence on August 20th, 1998 and shall continue in force and effect thereafter until it is terminated. Either party by giving ninety (90) days written notice to the other party may terminate this Agreement either at the completion of the first year of performance under this Agreement or at the end of any subsequent year.

b) This Agreement will be in effect for a minimum of three years and will be automatically renewable in one year increments based upon the fulfillment of mutually agreed upon sales quotas.

c) Termination of this Agreement shall not affect the obligation of Distributor to pay Supplier all amounts due as a result of Products tendered to Distributor on or before the date of such termination, and interest thereon to the extent any such amounts are paid after the date they became or will become due pursuant to this Agreement.

15.    Sole Agreement

a) This Agreement is intended to be the sole and complete agreement of the obligations and rights of the parties as to all matters covered by this Agreement, and supersedes all previous understandings, agreements, negotiations and proposals relating thereto.

b) This Agreement is not assignable by the Distributor without reasonable evaluation and written permission from the Supplier.

16.   Governing Law

a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York in the United States.

17.   Attorneys Fees and Arbitration

a) Should legal action, or the incurring of legal fees without litigation, be necessary to enforce or interpret any of the rights or duties of the parties herein, the prevailing party in the case of such litigation, or party in default if no court action is instituted, shall be responsible for payment of all the other party's attorneys' fees, including all costs reasonably related to any litigation which may arise, including but not limited to fees for the services of expert consultants or witnesses.

18. Execution

a) Each party executing this Agreement on behalf of a corporation personally warrants that they have full authority to execute this Agreement on behalf of such corporation and that the Agreement is binding on that corporation.

Accident Prevention Plus, LLC                American Overseas Corp.

By: /s/ Steve Wahrman 8/20/98                By: /s/ Klaus Schuermann 8/27/98
    -------------------------                    ----------------------------
           Name/Date                                       Name/Date


By: Steven Wahrman                               By: Klaus Schuermann
    --------------                                   ------------------
    President                                        Managing Director

                                   APPENDIX A
                                  THE PRODUCTS

                                    EXHIBIT B

As pursuant to section 10.9 of the Operating Agreement, the Board of Directors has voted to have the option of restructuring to a Corporation due to the difficulties that frequently arise in trying to raise capital for a Limited Liability Company.

As mandated under this Agreement, the following signatures are those of the Members of the LLC:

/s/ Richard Goodhart   2/09/97
--------------------------
Signature/Date
Richard Goodhart
Chief Executive Officer


/s/ Steven Wahrman   2/09/97
-------------------------
Signature/Date
Steven Wahrman
President


/s/ Jean Paul Daveau   2/09/97
----------------------------
Signature/Date
Jean_Paul Daveau
Vice President

                                    ADDENDUM
                                       TO
                              DlSTRIBUTOR AGREEMENT

This shall serve as an addendum to the Distributor Agreemet that went into effect on August 20, 1998 by and between Accident Prevention Plus, LLC (Supplier) and American Overseas Corporation (Distributor).

It has been previously agreed that Distributor will pay to Supplier US$5 million for consideration of "non-exclusive" world wide distribution rights. This agreement commenced as of the above date and is to be completed within thirty six months of this date

With this Addendum, the receipt of at least US$2 million will be changed from August 20, 1999 to commence with US$1 million being received within 60 days from the initial stock trade date, The next US$1 million will be due no later than eight months later. The remaining balance must be received according to the original schedule

Accident Prevention Plus, LLC                      American Overseas Corp.

By: /s/ Steve Wahrman 7/22/99                      By: Klaus Schuermann 7/24/99
    ---------------------------                        -------------------------
          Name/Date                                            Name/Date


By: Steven Wahrman                                 By: Klaus Schuermann
    ----------------                                   ------------------
    President                                          Managing Director

                                    ADDENDUM
                                       TO
                              DISTRIBUTOR AGREEMENT

This shall serve as an addendum to the Distributor Agreement that went into effect on August 20, 1998 by and between Accident Prevention Plus, LLC (Supplier) and American Overseas Corporation (Distributor).

In reference to Heading #3 (Prices, Purchases, Delivery and Payment) and section
a)., the following will be eliminated: "Supplier will sell its products to Distributor at its then current cost plus 5% with an F.O.B. delivery point. The prices for products are set forth in Appendix A (the "Products")."

The remaining part of this section stays intact.


Accident Prevention Plus, LLC                       American Overseas Corp.

By: /s/ Steve Wahrman 7/22/99                       By: Klaus Schuermann 7/24/99
    --------------------------                          ------------------------
           Name/Date                                            Name/Date


By: Steven Wahrman                                  By: Klaus Schuermann
    ---------------                                     -------------------
    President                                           Managing Director